Exhibit 4.7
SECOND AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of October 28, 2013, among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “US Borrower”), SCHNITZER STEEL CANADA LTD., a British Columbia corporation (successor by amalgamation to SCHNITZER STEEL BC, INC. and SCHNITZER STEEL PACIFIC, INC. (the “Canadian Borrower”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), UNION BANK, N.A., a national banking association (“Union”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan Chase”), PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC Bank”), FIRST HAWAIIAN BANK, a Hawaii corporation (“First Hawaiian”), BANK OF THE WEST, a California banking corporation (“BOW”), HSBC BANK USA, N.A., a national banking association (“HSBC”), SUMITOMO MITSUI BANKING CORPORATION, a banking corporation organized under the laws of Japan (“SMBC”), UMPQUA BANK, an Oregon banking corporation (“Umpqua Bank”), THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Northern Trust”), BANK OF MONTREAL, a Canadian chartered bank, acting through its Chicago Branch (“BMO”), BANNER BANK, a Washington banking corporation (“Banner Bank” and together with Bank of America, Wells Fargo, Union, U.S. Bank, JPMorgan Chase, PNC Bank, First Hawaiian, BOW, HSBC, SMBC, Umpqua Bank, Northern Trust and BMO, collectively, the “US Lenders” and individually, a “US Lender”), BANK OF MONTREAL, as Canadian Lender (the Canadian Lender together with the US Lenders, collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.
RECITALS
A.    The US Borrower, the Canadian Borrower (the Canadian Borrower together with the US Borrower, collectively, the “Borrowers” and individually, a “Borrower”), the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the US Lenders have agreed to make revolving loans and the L/C Issuer has agreed to issue letters of credit to or for the account of the US Borrower and the Canadian Lender has agreed to make revolving loans and to issue letters of credit to or for the account of the Canadian Borrowers.
B.    The Credit Agreement contains certain covenants binding upon the US Borrower, including a limitation in Section 7.03 thereof that limits the amount of Indebtedness that the US Borrower or any of its Subsidiaries may create, incur, assume or suffer to exist, however, Section 7.03, as included in the Credit Agreement, does not permit the Indebtedness arising under

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certain uncommitted credit facilities that existed on the date of the Credit Agreement as was the original intent of the parties to the Credit Agreement.
C.    The US Borrower has requested that the Lenders constituting Required Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer amend Section 7.03 of the Credit Agreement to permit the Indebtedness arising under certain uncommitted credit facilities to reflect the original intent of the parties, which the undersigned Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer have agreed to do, subject to the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
AGREEMENT
1.    Definitions; Interpretation. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement as amended by this Amendment. The rules of construction and interpretation specified in Sections 1.02 and 1.03 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.
2.    Amendment to Credit Agreement. To reflect the original intent of the parties, effective as of the date of the Credit Agreement, Schedule 7.03 attached to the Credit Agreement is amended to add the following at the end such schedule:

Debtor Name	Creditor Name	Type of Credit	Amount of Credit
Schnitzer Steel Industries, Inc.	Wells Fargo Bank, N.A., or any successor or replacement bank	Uncommitted unsecured line of credit	$25,000,000
Schnitzer Steel Industries, Inc.	Wells Fargo Bank, N.A., or any successor or replacement bank	Unsecured facility for issuance of letters of credit	$15,000,000
Subject to the terms and conditions of this Amendment, the undersigned Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer waive any Default or Event of Default that may have occurred as a result of the failure of Section 7.03 attached to the Credit Agreement to include the above described unsecured credit facilities.
3.    Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Amendment shall become effective as of October 28, 2013 (for purposes of this Amendment, the “Effective Date”); provided that each of the following conditions is fully and concurrently satisfied not later than 5:00 p.m., Seattle time, on October 28, 2013:
(a)    Delivery of Amendment. Each Borrower, and Lenders constituting Required Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer shall have executed and delivered counterparts of this Amendment to the Administrative Agent; and

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(b)    Consent of Guarantors. The Administrative Agent shall have received the Consent of Guarantors in the form of Exhibit A attached hereto, executed by each of the Guarantors.
4.    Administrative Agent Authorization. The undersigned Lenders, the Swing Line Lender and the L/C Issuer hereby authorize and instruct the Administrative Agent to execute and deliver this Amendment.
5.    No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.
6.    Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer of this Amendment shall not be deemed to create a course of dealing or otherwise obligate any Lender, the Administrative Agent, the Swing Line Lender or the L/C Issuer to forbear or execute similar amendments under the same or similar circumstances in the future.
7.    Miscellaneous.
(a)    Integration. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
(b)    Severability. If any provision of this Amendment or any of the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(c)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
(d)    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, WITHOUT REFERENCE TO CONFLICT-OF-LAWS OR CHOICE-OF-LAW RULES OF THE STATE OF WASHINGTON THAT WOULD DIRECT THE GENERAL APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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(e)    Oral Agreements Not Enforceable.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, the Borrowers, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent have each caused this Amendment to be duly executed as of the date first above written.

SCHNITZER STEEL INDUSTRIES, INC., as the
US Borrower

By:	/s/Robert B. Stone
Name:	Robert B. Stone
Title:	Vice President & Treasurer

SCHNITZER STEEL CANADA LTD., as the
Canadian Borrower

By:	/s/Richard C. Josephson
Name:	Richard C. Josephson
Title:	Secretary

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/Anthea Del Bianco
Name:	Anthea Del Bianco
Title:	Vice President

BANK OF AMERICA, N.A., as US Lender, an
L/C Issuer and Swing Ling Lender

By:	/s/Timothy G. Holsapple
Name:	Timothy G. Holsapple
Title:	Senior Vice President

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WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a US LEnder and L/C Issuer

By:	/s/James L. Franzen
Name:	James L. Franzen
Title:	Vice President

UNION BANK, N.A. as a US Lender

By:	/s/John F. Wharton
Name:	John F. Wharton
Title:	Vice President

BANK OF MONTREAL, CHICAGO BRANCH
as a US Lender

By:
Name:
Title:

BANK OF MONTREAL, as the Canadian Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a
US Lender

By:	/s/Richard J. Ameny Jr.
Name:	Richard J. Ameny Jr.
Title:	Vice President

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JPMORGAN CHASE BANK, N.A., as a US
Lender

By:	/s/Ling Li
Name:	Ling Li
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a
US Lender

By:
Name:
Title:

FIRST HAWAIIAN BANK, as a US Lender

By:
Name:
Title:

BANK OF THE WEST, as a US Lender

By:	/s/Brett German
Name:	Brett German
Title:	Vice President

HSBC BANK USA, N.A., as a US Lender

By:
Name:
Title:

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SUMITOMO MISUI BANKING
CORPORATION, as a US Lender

By:	/s/James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

UMOQUA BANK, as a US Lender

By:
Name:
Title:

THE NORTHERN TRUST COMPANY, as a US
Lender

By:	/s/Brandon C. Rolek
Name:	Brandon C. Rolek
Title:	Senior Vice President

BANNER BANK, as a US Lender

By:	/s/Gregory Foxx
Name:	Gregory Foxx
Title:	Vice President

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EXHIBIT A
CONSENT OF GUARANTORS
This CONSENT OF GUARANTORS (this “Consent”) is entered into as of October 28, 2013, by SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “US Borrower”), MANUFACTURING MANAGEMENT, INC., an Oregon corporation (“Manufacturing”), GENERAL METALS OF TACOMA, INC., a Washington corporation (“General Metals”), CASCADE STEEL ROLLING MILLS, INC., an Oregon corporation (“Cascade”), NORPROP, INC., an Oregon corporation (“Norprop”), JOINT VENTURE OPERATIONS, INC., a Delaware corporation (“JV Operations”), PROLERIDE TRANSPORT SYSTEMS, INC., a Delaware corporation (“Proleride”), PROLERIZED NEW ENGLAND COMPANY LLC, a Delaware limited liability company (“Prolerized”), PICK-N-PULL AUTO DISMANTLERS, a California general partnership (“Auto Dismantlers”), PICK AND PULL AUTO DISMANTLING, INC., a California corporation (“Auto Dismantling”), SCHNITZER SOUTHEAST, LLC, a Georgia limited liability company (“Schnitzer Southeast”), SCHNITZER STEEL HAWAII CORP., a Delaware corporation (“Schnitzer Hawaii”), PICK-N-PULL AUTO DISMANTLERS, STOCKTON, LLC, a California limited liability company (“Stockton”), METALS RECYCLING L.L.C., a Rhode Island limited liability company (“Metals Recycling”), EDMAN CORP., an Oregon corporation, (“Edman”), PICK-N-PULL NORTHWEST, LLC, an Oregon limited liability company (“Northwest”), U-PULL-IT, INC., a California corporation (“U-Pull-It”), SCHNITZER STEEL FRESNO, INC. (formerly known as Levi’s Iron and Metal, Inc.), an Oregon corporation (“Levi’s”), AUTO PARTS GROUP SOUTHWEST, LLC, a Delaware limited liability company (“Auto Parts” and together with the US Borrower, Manufacturing, General Metals, Cascade, Norprop, JV Operations, Proleride, Prolerized, Auto Dismantlers, Auto Dismantling, Schnitzer Southeast, Schnitzer Hawaii, Stockton, Metals Recycling, Edman, Northwest, U-Pull-It and Levi’s, collectively, the “Guarantors” and individually, a “Guarantor”), to and in favor of BANK OF AMERICA, N.A., a national banking association (“Bank of America”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), UNION BANK, N.A., a national banking association (“Union”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan Chase”), PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC Bank”), FIRST HAWAIIAN BANK, a Hawaii corporation (“First Hawaiian”), BANK OF THE WEST, a California banking corporation (“BOW”), HSBC BANK USA, N.A., a national banking association (“HSBC”), SUMITOMO MITSUI BANKING CORPORATION, a banking corporation organized under the laws of Japan (“SMBC”), UMPQUA BANK, an Oregon banking corporation (“Umpqua Bank”), THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Northern Trust”), BANK OF MONTREAL, a Canadian chartered bank, acting through its Chicago Branch (“BMO”), BANNER BANK, a Washington banking corporation (“Banner Bank” and together with Bank of America, Wells Fargo, Union, U.S. Bank, JPMorgan Chase, PNC Bank, First Hawaiian, BOW, HSBC, SMBC, Umpqua Bank, Northern Trust and BMO, collectively, the “US Lenders” and individually, a “US Lender”), BANK OF MONTREAL, as Canadian Lender (together with the US Lenders, collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

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RECITALS
A.    The US Borrower, the Canadian Borrowers (the Canadian Borrowers together with the US Borrower, collectively, the “Borrowers” and individually, a “Borrower”), the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2011 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the US Lenders have agreed to make revolving loans and the L/C Issuer has agreed to issue letters of credit to or for the account of the US Borrower and the Canadian Lender has agreed to make revolving loans and to issue letters of credit to or for the account of the Canadian Borrowers.
B.    In connection with and as a condition to the obligation of the Lenders to make loans and the L/C Issuer to issue letters of credit under the Credit Agreement, each Guarantor entered into or became a party to that certain Second Amended and Restated Continuing Guaranty dated as of February 9, 2011 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which each Guarantor has guaranteed, among other things, the indebtedness, liabilities and obligations of the Borrowers arising pursuant to the Credit Agreement and related documents.
C.    The Borrowers, Lenders constituting Required Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer intend to enter into that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of October 28, 2013 (the “Amendment”), pursuant to which the Borrowers, the Administrative Agent, the Swing Line Lender and the L/C Issuer will amend the amend Section 7.03 of the Credit Agreement to permit the Indebtedness arising under certain uncommitted credit facilities to reflect the original intent of the parties to the Credit Agreement.
D.    It is a condition precedent to the effectiveness of the Amendment that each Guarantor enter into this Consent.
NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, each Guarantor agrees as follows:
AGREEMENT
1.    Definitions. Capitalized terms not otherwise defined in this Consent shall have the meanings given in the Guaranty, and if not defined therein shall have the meanings given in the Credit Agreement.
2.    Consent. Each Guarantor hereby acknowledges that it has received a copy of the Amendment and hereby consents to its contents, including all prior and current amendments to the Credit Agreement (notwithstanding that such consent is not required).
3.    Ratification and Confirmation. Each Guarantor hereby ratifies and confirms that its indebtedness, liabilities and obligations to each Lender, the Administrative Agent, the Swing

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Line Lender and the L/C Issuer arising under the Guaranty and the other Loan Documents to which the Guarantor is a party. Each Guarantor hereby confirms and agrees that its guarantee of the Obligations (as defined in the Guaranty to which such Guarantor is a party) remains in full force and effect, and that such Obligations shall include, without limitation, the indebtedness, liabilities and obligations of the Borrower to each Lender, the Administrative Agent, the Swing Line Lender and the L/C Issuer arising under the Credit Agreement, as amended by the Amendment.
4.    Representations and Warranties. The Guarantor hereby represents and warrants to each Lender, the Administrative Agent, the Swing Line Lender and the L/C Issuer that each of the representations and warranties set forth the Guaranty is true and correct as if made on and as of the date of this Consent.
5.    Severability. If any provision of this Consent or any of the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Consent and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.    Counterparts. This Consent may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Consent by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Consent.
7.    Governing Law. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON, WITHOUT REFERENCE TO CONFLICT-OF-LAWS OR CHOICE-OF-LAW RULES OF THE STATE OF WASHINGTON THAT WOULD DIRECT THE GENERAL APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
8.    Oral Agreements Not Enforceable.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, each Guarantor has caused this Consent to be duly executed as of the date first above written.

SCHNITZER STEEL INDUSTRIES, INC.

By:
Name:
Title:

MANUFACTURING MANAGMENT, INC.

By:
Name:
Title:

GENERAL METALS OF TACOMA, INC.

By:
Name:
Title:

CASCADE STEEL ROLLING MILLS, INC.

By:
Name:
Title:

NORPROP, INC.

By:
Name:
Title:

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JOINT VENTURE OPERATIONS, INC.

By:
Name:
Title:

PROLERIDE TRANSPORT SYSTEMS, INC.

By:
Name:
Title:

PROLERIZED NEW ENGLAND COMPANY
LLC
By:	Proleride Transport Systems, Inc.
Its:	Member

By:
Name:
Title:

PICK-NPULL AUTO DISMANTLERS
By:	Norprop, Inc.
Its:	General Partner

By:
Name:
Title:

PICK AND PULL AUTO DISMANTLING
INC.

By:
Name:
Title:

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SCHNITZER SOUTHEAST, LLC
By:	Schnitzer Steel Industries, Inc.
Its:	Member

By:
Name:
Title:

SCHNITZER STEEL HAWAII CORP.

By:
Name:
Title:

PICK-N-PULL AUTO DISMANTLERS,
STOCKTON, LLC

By:
Name:
Title:

METALS RECYCLING L.L.C
By:	Joint Venture Operations, Inc.
Its:	Member

By:
Name:
Title:

EDMAN CORP

By:
Name:
Title:

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PICK-N-PULL NORTHWEST, LLC
By:	Norprop, Inc.
Its:	Member

By:
Name:
Title:

U-PULL-IT, INC.

By:
Name:
Title:

SCHNTIZER STEEL FRESNO, INC.

By:
Name:
Title:

AUTO PARTS GROUP SOUTHWEST, LLC
By:	Norprop, Inc.
Its:	Member

By:
Name:
Title:

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